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                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1996 included in Key Production Company, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                            /s/ Arthur Andersen LLP

     Denver, Colorado
     May 20, 1996.